UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2006

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-6159	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Fifth Avenue North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 amends the Current Report on Form 8-K dated November 6, 2006 to provide the financial statement information required by Item 9.01 which was excluded from the initial filing in reliance on Items 9.01(a)(4) and 9.01(b)(2).

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

1.	The audited consolidated statements of financial condition of AmSouth and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of net earnings, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005, and the related notes and reports of independent registered public accounting firm related thereto (collectively, the “Audited Financial Information”).

2.	The unaudited consolidated statement of financial condition of AmSouth and subsidiaries as of June 30, 2006, December 31, 2005, and June 30, 2005, the unaudited consolidated statements of net earnings and cash flows for the three and six months ended June 30, 2006 and June 30, 2005, and the unaudited consolidated statement of stockholders’ equity for the six months ended June 30, 2006 and June 30, 2005, and the related notes thereto (collectively, the “Unaudited Financial Information”).

(b) Pro Forma Financial Information

1.	AmSouth and Regions unaudited pro forma condensed combined balance sheet at June 30, 2006, and the unaudited pro forma condensed combined summaries of income for the six months ended June 30, 2006 and for the year ended December 31, 2005, and the related notes to the unaudited pro forma condensed combined financial information (collectively, the “Pro Forma Financial Information”).

(d) Exhibits.

(23)		Consent of Ernst & Young

(99	)(a)(1)	Audited financial Information

(99	)(a)(2)	Unaudited financial Information

(99	)(b)	Pro Forma Financial Information

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on the 12th day of January, 2007.

REGIONS FINANCIAL CORPORATION

By:	/s/ Alton E. Yother
Alton E. Yother
Executive Vice President and Controller

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